Individual Deferred Variable Annuity Application

POLARIS
FOR THOSE WHO WANT MORE®

American General Life Insurance Company (AGL)
Domicile State: Texas

Address Mail to:
Annuity Service Center

Regular Mail
with checks:
P.O. Box 100330
Pasadena, CA 91189-0330

without checks:
P.O. Box 15570
Amarillo, TX 79105-5570

Overnight Mail
with checks:
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065-1750

without checks:
1050 North Western
Amarillo, TX 79106-7011

[☎ 1-800-445-7862]

Consult with your [investment advisor] to determine if your elections and investment options are appropriate for you. The prospectus and/or your [investment advisor] can provide further information about elections, including availability and maximum issue age and the additional fee associated with each Benefit Election.

The ➡ *indicates a required response.* **Print or type.**

1 Product Selection *([Solicitation state indicates the state in which this Application is signed.])*

[Product Name]	Solicitation State
[Polaris Advisory]	*(Enter two-character state code)* _____

➡ **2 Owner(s) Information** *Select one of the following Owner Types and complete this section in its entirety.*

Owner Type: ☐ Individual ☐ Trust/ Trust Date _____________ ☐ Custodian ☐ Other _______________
Not all entity-owned contracts will be accepted; contact the Annuity Service Center prior to submitting this Application.

Owner Name____ ☐ Male ☐ Female

Address ______________________City__________________State______ZIP__________

Birth Date _____________ SSN or TIN_______________ Phone____________ Email_________________

Joint Owner (if applicable) Name:________________________________ ☐ Male ☐ Female

Birth Date _____________SSN_______________Relationship to Owner ________________Phone_____________

➡ **3 Annuitant(s) Information** ☐ **Same as Owner** *(Complete only if different from Owner)*

Annuitant Name____ ☐ Male ☐ Female

Address ______________________City__________________State______ZIP__________

Birth Date _____________ SSN_____________Phone _________________Email___________________

Joint Annuitant (if applicable) Name____

Birth Date_____________ SSN _________________Phone _______________________ ☐ Male ☐ Female

ANNUITY PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN REDEEMED, ARE VARIABLE, ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT, AND MAY BE WORTH MORE OR LESS THAN THE TOTAL AMOUNT INVESTED.

For applicants in Alaska only: If You are not satisfied with the Contract, You may return it to Our Annuity Service Center or to the agent through whom it was purchased within 10 days (30 days if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. The Company will refund the greater of Purchase Payment(s) paid or the Contract Value on the business day during which the Contract is received. If the Contract replaced any other life insurance or annuity contract(s), the Company will refund the Contract Value on the business day during which the Contract is received. Upon any refund, the Contract shall be void. Upon Your written request, we will provide You with factual information regarding benefits and provisions of the annuity Contract within 10 days.

For applicants in Arizona only: Upon Your written request, we will provide You, within a reasonable period of time, factual information regarding the benefits and provisions of the variable annuity Contract for which You are applying. If for any reason You are not satisfied with the Contract, You may return the Contract within ten days (30 days if You are age 65 or older on the date of the Application or if the Contract replaced any other life insurance or annuity contract(s)) after You receive it. You will receive an amount equal to the sum of (1) the difference between the purchase payments paid and the amounts allocated to any account under the Contract and (2) the Contract Value on the date the returned Contract is received by Our Company or agent. Upon such refund, the Contract will be void.

AGA-580 (12/18)

Page 2 of 9

4 Beneficiary Information

Joint Owners (Joint Annuitants, if contract is non-naturally owned) shall be each other's sole primary beneficiary and any other beneficiary listed will be designated as "contingent."

- If one Owner is listed on Page 1 and the beneficiary type is not selected below, the beneficiary will be designated as "primary."
- Multiple beneficiaries will share the death benefit equally, unless otherwise specified and percentages must total 100%.
- For non-naturally owned contracts, if no beneficiary is listed below, the beneficiary will default to the Owner listed on this Application.
- If the Owner is a trust, the trust must be designated as the sole primary beneficiary.

Note: If any Living Benefit is elected with Joint Life (2 covered persons) under Section 6 below, you must provide the spousal beneficiary information here. In New Jersey and California, spouse includes civil union partners.

1. Beneficiary Name____ ❑ Primary ❑ Contingent

Address ____________________ City ____________ State ________________ Zip ____________________

Relationship_______________ Beneficiary %________ SSN/TIN______________ Phone______________________

Birth/Trust Date _________________ Email____________________________________ ❑ Male ❑ Female

2. Beneficiary Name____ ❑ Primary ❑ Contingent

Address ____________________ City ____________ State ________________ Zip ____________________

Relationship_______________ Beneficiary %________ SSN/TIN______________ Phone ______________________

Birth/Trust Date _________________ Email____________________________________ ❑ Male ❑ Female

❒ Check this box if providing additional beneficiaries on the Additional Beneficiary Information form or a separate sheet signed by the Owner.

5 Contract Type and Source of Funds

See the prospectus for minimum Purchase Payment amounts.

Contract Type (new product) Select one Contract Type below.	**Source of Funds** Indicate source of funds and amount of initial Purchase Payment below.	
❒ Non-qualified	❒ Amount enclosed	$________
❒ IRA	❒ 1035 Exchange**	$________
❒ Roth IRA	❒ Transfer**	$________
❒ SEP	❒ Rollover**	$________
❒ Inherited Non-qualified Annuity*	❒ IRA Contribution/IRA Tax Year ______	$________
❒ Inherited IRA*	❒ Funds coming direct	$________
*Not available with Living Benefit election	❒ Other________	$________
	**Complete/submit Request for Transfer-Exchange form with this Application, unless you check the box next to "Funds coming direct" above.	

AGA-580 (12/18)

Page 3 of 9

6 Benefit Elections

[6(a)]. Optional Living Benefit Elections: You MUST complete I or II below

I. ❑ **I am NOT electing a Living Benefit (proceed to [6(b)] below)**

II. If electing a Living Benefit, please make choices under one of the Living Benefit Elections below.

Living Benefit Elections (Select Feature, Number of Lives, and Income Option)

Refer to the rate sheet prospectus supplement for all Maximum Annual Withdrawal Percentage and Protected Income Payment Percentage rates. Refer to the prospectus for fees applicable to each Living Benefit.

Select One Feature *[minimum issue age is [45]]* ➡	❑ [Polaris Income Plus Daily Flex]	❑ [Polaris Income Plus Flex]
Select Number of Lives ➡	❑ One Covered Person *or* ❑ Two Covered Persons*	
Select One Income Option ➡	❑ Option 1 ❑ Option 2 ❑ Option 3	

Covered Person(s) are the Owner(s)/Annuitant(s) named on Page 1. If selecting Two Covered Persons and only one Owner/Annuitant is named on Page 1, the second Covered Person is the spousal beneficiary named under Section 4.

If there are Joint Owners on Page 1 and you are selecting One Covered Person above, the older Joint Owner is automatically the sole Covered Person unless you check the box below:

❑ The younger Joint Owner named on Page 1 is the sole Covered Person

Two Covered Persons must be each other's spouse and sole primary beneficiary. You must complete the primary Beneficiary Information for your spouse including the SSN and date of birth in Section 4.

[Indicate the date when you anticipate activating lifetime income under your Living Benefit Election: ____________
(Note: *Providing your anticipated date is the informational purposes only. When you want to activate lifetime income under the living benefit, you will be required to submit a completed Activation form to the company.)]*

[6(b)]. Death Benefit Election: *A selection must be made below for this application to be in good order.*

❑ Return of Purchase Payment (ROP) [(Separate Account Charge: 1.30%)]

❑ Maximum Anniversary Value (MAV) [(Separate Account Charge: 1.55%)]

❑ Contract Value [(Separate Account Charge: 1.15%)]

7 Investment Options / Optional Programs

[Initial Purchase Payment: *If a Living Benefit was elected above, we automatically allocate 10% of your initial Purchase Payment to the Secure Value Account, which provides a 1-Year Guarantee Period.]*

[Automatic Asset Rebalancing: *If a Living Benefit was elected above, we rebalance your investment option(s) quarterly to the portfolios you select. We do not include the Secure Value Account in rebalancing.]*

If you elected **Polaris Income Plus Daily Flex**	Select your investment options in Section [7(a)] below [or complete the "[Build-Your-Own Allocation]" section of the Investment Option Election Form, which must then be attached to this Application].
If you elected the **Polaris Income Plus Flex**	Select your investment options in Section [7(b)] below.
If you are not electing a Living Benefit	Skip sections [7(a)] [and 7(b)] below and complete the Investment Option Election Form, which must be attached to this Application.

AGA-580 (12/18)

Page 4 of 9

[7(a)]. [Polaris Income Plus Daily Flex] – Investment Options

Investment Options (Invest in one or more of the portfolios below)

- *Indicate your investment choice(s) in for [90%] of your initial Purchase Payment below under the **Payment Allocation** column.*
- *To gradually invest using a DCA Account, check a box below to allocate [90%] of your initial Purchase Payment to either the 6-Month or 1-Year DCA Account and choose your **DCA Target Allocation(s)** under the DCA Target Allocation column. Use whole percentages only.*

	Payment Allocation	DCA Target Allocation
Automatic Secure Value Account Allocation		
Secure Value Account	10 %	
DCA Account Options		
6-Month DCA Account *(90% allocation)*	☐ % *(DCA Target Allocation below)*	
1-Year DCA Account *(90% allocation)*	☐ % *(DCA Target Allocation below)*	
Index Allocation Portfolios		
SA Global Index Allocation 60/40 Portfolio	____ %	____ %
SA Global Index Allocation 75/25 Portfolio	____ %	____ %
SA Global Index Allocation 90/10 Portfolio	____ %	____ %
SA Index Allocation 60/40 Portfolio	____ %	____ %
SA Index Allocation 80/20 Portfolio	____ %	____ %
SA Index Allocation 90/10 Portfolio	____ %	____ %
Asset Allocation Portfolios		
SA American Funds Asset Allocation Portfolio	____ %	____ %
SA BlackRock Multi-Asset Income Portfolio	____ %	____ %
SA Goldman Sachs Multi-Asset Insights Allocation Portfolio	____ %	____ %
SA JP Morgan Diversified Balanced Portfolio	____ %	____ %
SA Legg Mason Tactical Opportunities Portfolio	____ %	____ %
SA MFS Total Return Portfolio	____ %	____ %
SA PGI Asset Allocation Portfolio	____ %	____ %
SA Putnam Asset Allocation Diversified Growth Portfolio	____ %	____ %
SA T. Rowe Price Asset Allocation Growth Portfolio	____ %	____ %
SA Wellington Strategic Multi-Asset Portfolio	____ %	____ %
Actively Managed Fund-of-Funds		
SA Allocation Balanced Portfolio	____ %	____ %
SA Allocation Growth Portfolio	____ %	____ %
SA Allocation Moderate Portfolio	____ %	____ %
SA Allocation Moderate Growth Portfolio	____ %	____ %
Volatility Control Portfolios		
SA American Funds VCP Managed Allocation Portfolio	____ %	____ %
SA BlackRock VCP Global Multi Asset Portfolio	____ %	____ %
SA Invesco VCP Equity-Income Portfolio	____ %	____ %
SA PIMCO VCP Tactical Balanced Portfolio	____ %	____ %
SA Schroders VCP Global Allocation Portfolio	____ %	____ %
SA T. Rowe Price VCP Balanced Portfolio	____ %	____ %
SA VCP Dynamic Allocation Portfolio	____ %	____ %
SA VCP Dynamic Strategy Portfolio	____ %	____ %
SA VCP Index Allocation Portfolio	____ %	____ %
Final Total of all columns must equal 100%	100 %	100 %

AGA-580 (12/18)

Page 5 of 9

[7(b).] [Polaris Income Plus Flex] – Investment Options

Investment Options (Invest in one or more of the portfolios below)

- *Indicate your investment choice(s) for [90%] of your initial Purchase Payment below under the **Payment Allocation** column.*
- *To gradually invest using a DCA Account, check a box below to allocate [90%] of your initial Purchase Payment to either the 6-Month or 1-Year DCA Account and choose your **DCA Target Allocation(s)** under the DCA Target Allocation column. Use whole percentages only.*

Automatic Secure Value Account Allocation	Payment Allocation	
Secure Value Account	10 %	
DCA Account Options		
6-Month DCA Account *(90% allocation)*	☐ % *(DCA Target Allocation below)*	
1-Year DCA Account *(90% allocation)*	☐ % *(DCA Target Allocation below)*	
		DCA Target Allocation
Fund-of-Funds with Volatility Control - *Up to 90% of initial Purchase Payment (100% of DCA Target Allocation) in any combination of these portfolios:*		
SA VCP Dynamic Allocation Portfolio	____%	____%
SA VCP Dynamic Strategy Portfolio	____%	____%
SA VCP Index Allocation Portfolio	____%	____%
Single-Manager Volatility Control Portfolios - *Up to 50% of initial Purchase Payment (up to 55% of DCA Target Allocation) in each of these portfolios with a maximum of 90% total (100% DCA Target Allocation) in any combination of these portfolios:*		
SA American Funds VCP Managed Allocation Portfolio	____%	____%
SA BlackRock VCP Global Multi Asset Portfolio	____%	____%
SA Invesco VCP Equity-Income Portfolio	____%	____%
SA PIMCO VCP Tactical Balanced Portfolio	____%	____%
SA Schroders VCP Global Allocation Portfolio	____%	____%
SA T. Rowe Price VCP Balanced Portfolio	____%	____%
Fixed Income Portfolios - *Up to 90% of initial Purchase Payment (100% of DCA Target Allocation) in any combination of these portfolios:*		
Goldman Sachs VIT Government Money Market Fund	____%	____%
SA DFA Ultra Short Bond Portfolio	____%	____%
SA Federated Corporate Bond Portfolio	____%	____%
SA Fixed Income Intermediate Index Portfolio	____%	____%
SA Fixed Income Index Portfolio	____%	____%
SA Goldman Sachs Global Bond Portfolio	____%	____%
SA JPMorgan MFS Core Bond Portfolio	____%	____%
SA Wellington Government and Quality Bond Portfolio	____%	____%
SA Wellington Real Return Portfolio	____%	____%
Final Total of all columns must equal 100%	100 %	100 %

AGA-580 (12/18)

Page 6 of 9

7 Investment Options / Optional Programs *continued*

[7(c)]. Optional Programs

- ❑ **Systematic Withdrawal:** Include the applicable Systematic Withdrawal form with this Application.
- ❑ **Automatic Asset Rebalancing*:** I request the investment option(s) designated [in 7(a) or 7(b) above or] on the Investment Option Election Form to be rebalanced at the frequency selected below (select only one).

  ☐ Quarterly** ☐ Semiannually ☐ Annually

** If a DCA Account was selected, we use the DCA Target Allocation indicated for Automatic Asset Rebalancing instructions, unless separate Asset Allocation Rebalancing instructions are provided and included with this Application.*

*** If you elected a Living Benefit, Automatic Asset Rebalancing is done quarterly.*

[7(d)]. Telephone and Electronic Transaction

❑ Yes ❑ No **Telephone Transaction Authorization**

❑ Yes ❑ No **Electronic Transaction Authorization**

Your Contract, if issued, will allow for pre-authorized transfer privileges. These privileges allow the authorized [investment advisor] and any other person(s) authorized by the Owner of the Contract who can furnish proper identification (upon completion by Owner of the authorization below) to make transfers and to change the allocation of future payments.

American General Life Insurance Company ("the Company") and its affiliates and their directors, trustees, officers, employees, representatives, and/or [investment advisors] will NOT be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expenses in acting in accordance with such instructions, and Owner will bear the risk of any such loss (not applicable in Nebraska and Nevada).

The Company will employ reasonable procedures to authenticate that the transfer instructions are genuine and will provide confirmation of all transactions to Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. **If no selection is made above, the Company will assume that you authorize telephone transfers and/or electronic requests.**

For applicants in California, Florida, Iowa, Nebraska, Nevada, New Hampshire, New Mexico, North Dakota and Vermont: If no election is made, the Company will assume you do NOT want to authorize telephone and/or electronic transfers.

[7 (e)]. Electronic Delivery Authorization

❑ Yes ❑ No **Electronic Delivery Consent: I consent to electronic delivery by the Company, when available, of all documents and notices applicable to my contract including but not limited to:**

- **Regulatory disclosure documents (prospectuses and prospectus supplements for the variable annuity and the underlying funds and annual and semiannual reports for the underlying funds);**
- **Account documents (periodic statements and confirmations);**
- **Policy Forms (annuity contract and applicable endorsements and riders, if permitted by state law);**
- **Tax forms; and**
- **Annuity related correspondence (privacy notice and other notices to customers) as permitted by law.**

I confirm that I have access to a computer with the hardware and software necessary (Adobe Acrobat®, Internet access, and an active email account) to receive this information electronically—by email or by email notice of a document's availability on the Company website. I confirm that I have the ability to retrieve and retain electronic communications that are subject to this consent. I understand that:

- **There is no charge for electronic delivery, although I may incur the costs of Internet access and computer usage.**
- **I must notify Company promptly when my e-mail address changes.**
- **I may always request a paper copy of this information at any time for no charge, even though I consent to electronic delivery, or if I decide to revoke my consent.**
- **The Company is not required to deliver this information electronically and may discontinue electronic delivery in whole or part at any time. Not all Contract documentation and notifications may be currently available in electronic format.**
- **For jointly owned contracts, both owners are consenting that the primary owner will receive information electronically. (Only the primary owner will receive e-mail notices.)**
- **This consent is effective until further notice by the Company or until I revoke it.**

Call [1-800-445-7862] if you would like to revoke your consent, wish to receive a paper copy of any of the above information via U.S. mail, or need to update your email address indicated below.

***Email address:** ____

Owner's Signature *(California residents only)*: ____

***Custodially owned contracts: Provide the annuitant's email address. Other non-natural owners (such as trusts): Provide the email address of the authorizing signatory.**

AGA-580 (12/18)

Page 7 of 9 8 Notices and Disclaimers Fraud Warning (applies to all states, except Arizona, Virginia and the states noted below): Any person, who with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud. For applicants in Alabama: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines, or confinement in prison, or any combination thereof. For applicants in Arkansas, Massachusetts, Rhode Island and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Colorado: Fraud Warning: It is unlawful to knowingly provide false, incomplete, misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Services. For applicants in the District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant. For applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE. For applicants in Kentucky: Fraud Warning: Any person, who knowingly and with intent to defraud any insurance company or other person, files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact hereto commits a fraudulent act, which is a crime. For applicants in Maryland: WARNING: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. For applicants in Maine, Tennessee, and Washington: Fraud Warning: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits. For applicants in New Jersey: Fraud Warning: Any person who includes any false information on an application for an insurance policy is subject to criminal and civil penalties. For applicants in New Mexico: Fraud Warning: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance, is guilty of a crime and may be subject to civil fines and criminal penalties. For applicants in Ohio: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing any false, incomplete, or misleading information is guilty of insurance fraud. For applicants in Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony. For applicants in Pennsylvania: Fraud Warning: Any person who knowingly and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. 9 Acknowledgements and Signature(s) 9(a). Replacement ï± Yes ï± No Do you have any existing life insurance policies or annuity contracts? (Must check either Yes or No.)ï± Yes ï± No Will the purchase of this annuity result in the replacement, termination, or change in value of any existing life insurance policies or annuity contracts? (Must check either Yes or No) Provide the replacement information on the required forms, which can be obtained from your [investment advisor] and include them with this Application, when applicable. AGA-580 (12/18)

Page 8 of 9 9 Acknowledgements and Signature(s) (continued) 9(b). California Right-to-Examine Period For Owners and Annuitants age 60 and older. Under California law, there is a 30-day Right-to-Examine period of your Contract. The amount that will be returned to you if you cancel your Contract during this 30-day period will depend on the election below, which designates where your Purchase Payments will be allocated during the Right-to-Examine period. Check one of the following boxes. If you do not check one of these boxes, we will automatically invest your funds in a money market investment option or similar portfolio for 36 days from the date we issue the Contract. ï± After consulting with my [investment advisor], I request that my funds be invested in a money market investment option or similar portfolio for 36 days from the date the Company issues the Contract, unless I direct otherwise later during the waiting period. I understand by doing so, I will receive a refund of Purchase Payments plus any fees paid if I elect to cancel this Contract. ï± After consulting with my [investment advisor], I request that my funds be invested immediately in my chosen stock and/or bond portfolios. I understand that by doing so, I am subjecting my investment to market gain/losses during the waiting period and I will receive a refund of the Contract’s account value plus any fees paid if I elect to cancel this Contract. 9(c). Acknowledgement of Owner(s) I represent that all statements and information provided herein are true and complete to the best of my belief and knowledge. I understand that the Application will be attached to and made a part of the Contract. By signing below, I declare the following: ï,· I have received, read, and understand the Buyer’s Guide for Deferred Annuities. ï,· I acknowledge receipt, either physically or electronically, of the current prospectus, which includes the applicable investment options, for this variable annuity. ï,· After consulting with my [investment advisor] and reviewing the prospectus, I confirm that this variable annuity and if applicable, the optional Benefit Elections I selected, which include additional fees, are suitable for my objectives and needs. I understand that the company issues other annuities with similar benefits and limitations, which may have lower charges. I have discussed the alternatives with my [investment advisor].[ï,· I have consulted with my [investment advisor] for advice or recommendations regarding the purchase of this variable annuity contract. American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.]ï,· I acknowledge that I have read the current prospectus for this variable annuity carefully and understand their contents. (Iowa exempted) ï,· I UNDERSTAND THAT ALL PURCHASE PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE PORTFOLIOS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT BY THE COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT; ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE. I BEAR ALL MARKET RISKS, EXCEPT ON AMOUNTS ALLOCATED TO THE AVAILABLE FIXED ACCOUNT OPTIONS. ï,· If I am funding a tax-qualified retirement plan with this annuity, I understand that (1) there are more robust insurance benefits offered in other annuities and (2) the annuity does not provide any additional tax deferral treatment beyond that which I already have under my plan. ï,· I understand that the Company reserves the right to allocate my Purchase Payment(s) to a money market or similar portfolio until the end of the Right-to-Examine / Right to Cancel period (except for CA residents age 60 and older which are subject to Section 9(b), as stated above). ï,· If my investment choices were included on the Investment Option Election Form, my signature below indicates that I am providing the Investment Option Election Form with this Application. ï,· My answers are representations and not warranties, and are true and correct to the best of my knowledge and belief. Owner’s signature Date Joint Owner’s signature (if applicable) Date AGA-580 (12/18)

Page 9 of 9 10 [Investment Advisor] Information and Signature(s) 10(a). Replacement ï± Yes ï± No Do you have reason to believe that the applicant has any existing life insurance policies or annuity contracts? ï± Yes ï± No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) replaced, surrendered, withdrawn from, loaned against, changed, or otherwise reduced in value in connection with this transaction, assuming that the Contract applied for will be issued? 10(b). Acknowledgements I certify that the Application was signed and dated by the Owner after all answers and information were recorded herein; and I have truly and accurately recorded on this form all of the information provided by the Owner. Further, by signing below, I certify:ï,· I have instructed the applicant to answer the questions in Section 9(a) appropriately. I am providing the replacement information on the required forms, which can be obtained at [aig.com/annuities], and including them with this Application, when applicable. ï,· I have delivered a Buyer’s Guide for Deferred Annuities to the owner. ï,· I am authorized and/or appointed to sell this variable annuity. I have fully discussed and explained the variable annuity features and charges including restrictions to the Owner. I believe this variable annuity is suitable given the Owner’s investment time horizon, goals and objectives, and financial situation and needs. I represent that: (a) I have delivered current applicable prospectuses and any supplements for the variable annuity; and (b) have used only current, approved sales material. ï,· [I understand that American General Life Insurance Company is not providing advice, guidance or recommendations and is not serving in any fiduciary capacity related to this Contract.]ï,· I have verified the identity of the owner and annuitant, if the owner is non-natural, by reviewing a government-issued photo identification and any other required documentation. 1. [Investment Advisor’s]/Agent’s signature [Investment Advisor’s]/Agent’s name (print) Address City State ZIP ___________________ Phone [Investment Advisor]/Agent ID number Email Broker / Dealer firm name If State of Sale is Florida, Florida License Identification: SSN (1st 5 digits ONLY)- _______________ 2. [Investment Advisor’s]/Agent’s signature [Investment Advisor’s]/Agent’s name (print) Address City State ZIP_______________________ Phone [Investment Advisor]/Agent ID number Email Broker / Dealer firm name If State of Sale is Florida, Florida License Identification: SSN (1st 5 digits ONLY)- _______________ remaining [investment advisor(s)] and submit with this Application. Note: If there are more than [two] [investment advisors], include the information required above, on a separate document for the AGA-580 (12/18)